UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017

CYCLONE POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-54449	26-0519058
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

601 NE 26th Ct. Pompano Beach, FL 33064

(Address of Principal Executive Office) (Zip Code)

(954) 943-8721

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Previous independent registered public accounting firm

From July 13, 2016 through March 19, 2017, Anton & Chia, LLP (“AC”) were the independent registered public accounting firm of Cyclone Power Technologies, Inc., a Florida corporation (the”Company”). On March 19, 2017, we notified AC we were terminating it as our independent certifying accountant.

None of our previous audit reports, in particular the audit reports for the fiscal years ended December 31, 2015 and December 31, 2014, contained any adverse opinion or disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope, or accounting principles, except for going concern qualification on the Company’s financial statement for the fiscal years ended December 31, 2015 and 2014.

During the Company’s two most recent fiscal years, the subsequent interim periods thereto, and through March 19, 2017, there were no disagreements (as defined in Item 304 of Regulations S-K) with AC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CA would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. Further, during the Company’s two most recent fiscal years, the subsequent interim periods thereto, and through March 19, 2017, there were no reportable events (as defined in Item 304(a)(a)(v) of Regulation S-K).

We furnished AC with a copy of this disclosure on March 22, 2017, providing AC with the opportunity to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which AC does not agree. A copy of AC response is filed as exhibit 16.1 to this report.

New independent registered public accounting firm

On March 19, 2017, we engaged Soles, Heyn & Company, Certified Public Accountant, 120 S. Olive Avenue, Suite 501, W. Palm Beach, FL 33401, telephone 561-429-6377, an independent registered public accountant, as our principal independent accountant with the approval of our board of directors.

During the two most recent fiscal years and through the date of engagement, we have not consulted with Soles, Heyn & Company regarding either:

1. The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Soles, Heyn & Company concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue: or

2. Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 30r of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)iv)(A) of Regulation S-K.

Item 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Until such time as the un-audited and unreviewed 10-Q’s filed for Quarter 1, 2, & 3 of 2016, have been reviewed by Soles, Heyn & Company, Certified Public Accountant,, they are not to be relied on by investors. AC did not complete interim reviews for the March 31, June 30 and September 30, 2016. They were filed without their approval, knowledge and permission that the reviews were completed.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

16.1	Anton & Chia, LLP response letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CYCLONE POWER TECHNOLOGIES INC.

	By:	/s/ Frankie Fruge
Date: March 23, 2017		Frankie Fruge President

/s/ Bruce Schames
Date: March 23, 2017		Bruce Schames CFO